                                 EXHIBIT 23




                    CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statements of Unit Corporation on Form S-8 (File No.'s 33-19652, 33-44103, 33-49724, 33-
64323 and 33-53542) and Form S-3 (File No. 333-42341) of our report dated February 17, 1998, on our audits of the consolidated financial statements and financial statement schedule of Unit Corporation as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.


                                         COOPERS & LYBRAND L.L.P.







Tulsa, Oklahoma
March 20, 1998